    As filed with the Securities and Exchange Commission on June 12, 1997

                                                      Registration No. 333-24779

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -----------------------

                              AMENDMENT NO. 1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                   56-1640186
                      (I.R.S. Employer Identification No.)


                           3151 17th Street Extension
                        Wilmington, North Carolina 28412
                                 (910) 251-0081
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               FREDRIC N. ESHELMAN
                             Chief Executive Officer
                        Pharmaceutical Development, Inc.
                           3151 17th Street Extension
                        Wilmington, North Carolina 28412
                                 (910) 251-0081
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                            -------------------------

                                   Copies to:
                            DONALD R. REYNOLDS, ESQ.
                      Wyrick Robbins Yates & Ponton L.L.P.
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.    [ ]

                       CALCULATION OF REGISTRATION FEE

==========================================================================================================
    Title of each class of                      Proposed maximum    Proposed maximum
        securities to be        Amount to be     offering price         aggregate           Amount of
          registered             registered       per unit(1)      offering price(1)   registration fee(2)
----------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value   160,000 shares       $19.25            $3,080,000             $933.33
==========================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on April 3, 1997 pursuant to Rule 457(c)

(2)      Previously paid.


         The Registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

-------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
-------------------------------------------------------------------------------


                   SUBJECT TO COMPLETION, DATED JUNE 12, 1997


PROSPECTUS

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                         160,000 Shares of Common Stock

         The Common Stock, $.10 par value per share ("Common Stock"), of Pharmaceutical Product Development, Inc. ("PPD" or the "Company") is traded on the Nasdaq National Market System (the "NMS") under the symbol "PPDI". The closing sales price of the Common Stock on the NMS on June 10, 1997 was $22.50 per share.

                              --------------------
       The Common Stock offered hereby involves a high degree of risk.
               See "Risk Factors" commencing on page 3 hereof.
                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         The shares of Common Stock offered hereby (the "Shares") are to be sold from time to time by the Selling Shareholders (see "Selling Shareholders") by means of ordinary brokers' transactions, in transactions directly with market makers or in certain privately negotiated transactions. See "Plan of Distribution". Each Selling Stockholder has advised the Company that no sale or distribution of the Shares other than as disclosed herein will be effected until after this Prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.


         In making this offering, the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act.

         The Selling Shareholders will receive all of the net proceeds from the sale of the Shares. The expenses of this offering are estimated to be $17,500 and will be paid by the Company. Normal commission expenses and brokerage fees, as well as any applicable transfer taxes, are payable individually by the Selling Shareholders.


                              --------------------

         No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              --------------------

                 The date of this Prospectus is June 12, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Commission's regional offices located as follows: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Nasdaq Stock Market, Inc. at the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein referred to, together with all amendments thereto, as the "Registration Statement") under the Securities Act with respect to the offering of the Shares made hereby. This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are summaries that are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified in all respects by such reference. Such documents may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or may be examined without charge at the public reference facilities of the Commission.

         The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http:\\www.sec.gov.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to
Section 13 of the Exchange Act; (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-27570) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; (c) the Company's definitive proxy solicitation materials, filed April 14, 1997 pursuant to Section 14 of the Exchange Act; and (d) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to
Section 13 of the Exchange Act. All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference in this Prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Corporate Secretary of Pharmaceutical Product Development, Inc., 3151 17th Street Extension, Wilmington, North Carolina 28401 (telephone: 919-251-0081).

         THIS PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED HEREIN BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING WITHOUT LIMITATION THOSE SET FORTH BELOW AND IN THE INFORMATION INCORPORATED HEREIN BY REFERENCE.


                                 RISK FACTORS

Dependence on and Effect of Government Regulation

         PPD's business depends on the continued strict government regulation of the drug development process and of hazards in the environment, especially in the United States. Changes in regulation, including a relaxation in regulatory requirements or the introduction of simplified drug approval procedures, could materially and adversely affect the demand for the services offered by PPD.

         The failure on the part of PPD to comply with applicable regulations could result in the termination of ongoing research or the disqualification of data for submission to regulatory authorities. Furthermore, the issuance of a notice of finding by the United States Food and Drug Administration (the "FDA") to PPD or its clients based upon a material violation by PPD of Good Clinical Practice ("GCP"), Good Laboratory Practice ("GLP") or Good Manufacturing Practice ("GMP") requirements could materially and adversely affect PPD.

Dependence on Certain Industries and Clients

         PPD provides services to the pharmaceutical, biotechnology and chemical industries and its revenues are highly dependent on expenditures on clients in these industries. Accordingly, PPD's operations could be materially adversely affected by general economic downturns in these industries, the current trend toward consolidation in these industries or other factors resulting in a decrease in research and development expenditures. Furthermore, PPD has benefited to date from the increasing tendency of pharmaceutical and biotechnology companies to outsource large clinical research projects. Should this trend be reversed, the revenues of PPD could be materially and adversely affected.

         PPD believes that concentration of business in the CRO industry is not uncommon. PPD has experienced such concentration in the past and may experience such concentration in the future. However, during 1995 and 1996, no single client accounted for more than 10% of PPD's total net revenue. However, there can be no assurance that PPD's business will not be dependent on a limited number of major customers. The loss of business from a significant client could have a material adverse effect on PPD.

Loss of Large Contracts

         Most of PPD's contracts for the provision of its services, including contracts with governmental agencies, are terminable by the client upon 30 to 90 days' notice under certain circumstances, including the client's unilateral decision to terminate the development of the product or end the study. Contracts may be terminated for a variety of reasons, including the failure of products to satisfy safety requirements, unexpected or undesired results of the product, the client's decision to forego a particular study, or insufficient patient enrollment or investigator recruitment. The loss of a large contract or the loss of multiple contracts could materially and adversely affect PPD.

Fixed Price Nature of Contracts

         Many of PPD's contracts for the provision of its services are fixed price, with some variable components. Since PPD's contracts are predominantly fixed price, PPD bears the risk of cost overruns. Under-pricing of contracts or significant cost overruns could have a material adverse effect on PPD.

Volatility of Quarterly Operating Results

         PPD's quarterly operating results are subject to volatility due to such factors as the commencement, completion or cancellation of large contracts, progress of ongoing contracts, acquisitions, the timing of start-up expenses for new offices, management of growth and changes in the mix of services. Since a large percentage of PPD's operating costs are relatively fixed, variations in the timing and progress of large contracts can materially affect quarterly results. To the extent PPD's international business increases, exchange rate fluctuations may also influence these results. PPD believes that comparisons of its quarterly financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. However, fluctuations in quarterly results or other factors beyond the Company's control, such as changes in earnings estimates by analysts, market conditions in the CRO, environmental, pharmaceutical or biotechnology industries or general economic conditions, could affect the market price of the Common Stock in a manner unrelated to the longer term operating performance of PPD.

Dependence on Personnel

         The Company's performance depends on its ability to attract and retain qualified professional, scientific and technical staff. The level of competition among employers for such skilled personnel is high. The Company believes that its employee benefit plans enhance employee morale, professional commitment and work productivity and provide an incentive for employees to remain with the Company. The Company, like many of its competitors, also relies on a number of key executives. The loss of services of any of the Company's key executives could have a material and adverse effect on the Company. While the Company has not experienced any significant problems in attracting or retaining qualified staff, there can be no assurance that the Company will be able to avoid such problems in the future.

Management of Growth; Need for Improved Systems; Pressures to Attract and Retain Personnel

         PPD has experienced rapid growth over the past five years. PPD believes that sustained growth places a strain on operations and on human and financial resources. In order to manage its growth, PPD must continue to improve its operating and administrative systems and attract and retain qualified management and professional, scientific and technical personnel. Failure to manage growth effectively could have a material adverse effect on PPD's business.

Potential Liability and Insurance

         Clinical research services involve the testing of new drugs on human volunteers pursuant to a study protocol. Such testing exposes PPD to the risk of liability for personal injury or death to patients resulting from, among other things, possible unforeseen adverse side effects or improper administration of the new drug. Many of these patients are already seriously ill and are at risk of further illness or death. PPD could be materially and adversely affected if it were required to pay damages or incur defense costs in connection with a claim that is outside the scope of indemnification agreements that may exist with clients, if any such indemnification agreement, although applicable, is not performed in accordance with its terms or if PPD's liability exceeds the amount of applicable insurance. Until September 1996, the Company did not maintain liability insurance with respect to these risks. The Company currently maintains liability insurance coverage of up to $5.0 million per claim, with an annual aggregate policy limit of $5.0 million. However, there can be no assurance that liability claims will not exceed the limits of such coverage or that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a product liability claim or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on the Company.

Competition; CRO Industry Consolidation; Few Barriers to Entry

         The CRO industry is highly fragmented, with several hundred small, limited-service providers, several medium-sized CROs and a few full-service CROs with international capabilities. PPD primarily competes against in-house research departments of pharmaceutical and biotechnology companies, universities and teaching hospitals, and other full-service CROs, some of which possess substantially greater capital, technical and other resources than PPD. As a result of competitive pressures, the CRO industry is consolidating. This trend is likely to produce competition among the larger CROs for both clients and acquisition candidates. In addition, there are few barriers to entry for small, limited-service entities considering entering the CRO industry. These entities may compete against larger CROs for clients. Furthermore, the CRO industry has attracted the attention of the investment community, which could lead to increased competition by increasing the availability of financial resources for CROs. Increased competition may lead to price and other forms of competition that may adversely affect PPD's operating results.

Risks Associated with Acquisitions; Integration of Acquired Operations

         PPD reviews many acquisition candidates in the ordinary course of its business. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and services of the acquired companies, the expenses incurred in connection with the acquisition and subsequent assimilation of operations and products, the diversion of management's attention from other business concerns, and the potential loss of key employees of the acquired company. Acquisitions of foreign companies also may involve the additional risks of, among others, assimilating differences in foreign business practices and overcoming language barriers. There can be no assurance that acquisitions made, or to be made, by the Company will be successfully integrated into PPD's operations.

Uncertainty in Healthcare Industry and Proposed Healthcare Reform

         The healthcare industry is subject to changing political, economic and regulatory influences that may affect the pharmaceutical and biotechnology industries. During 1994, several comprehensive healthcare reform proposals were introduced in the United States Congress. The intent of the proposals was, generally, to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures. While none of the proposals was adopted, healthcare reform may again be addressed by the United States Congress. Implementation of government healthcare reform may adversely affect research and development expenditures by pharmaceutical and biotechnology companies which could decrease the business opportunities available to PPD. PPD is unable to predict the likelihood of such or similar legislation being enacted into law or the effects such legislation would have on PPD.

Potential Adverse Effect of Exchange Rate Fluctuations on Results of Operations

         PPD's business derived from operations outside the United States is expected to grow in future years. Since the revenues of PPD's foreign operations are generally denominated in local currencies, exchange rate fluctuations between such local currencies and the United States dollar may subject PPD to currency translation risk with respect to the reported results of its foreign operations.

No Historical Market; Volatility of Stock Price

         Prior to PPD's initial public offering in January 1996, there had been no public market for PPD's Common Stock, and there can be no assurance that an active public market will be sustained after the Merger. The market price of PPD's Common Stock could be subject to wide fluctuations in response to variations in operating results from quarter to quarter, changes in earnings estimates by analysts and market conditions in the CRO, pharmaceutical and biotechnology industries and general economic conditions. Furthermore, the stock market has experienced significant price and volume fluctuation unrelated to the operating performance of particular companies. These market fluctuations may have an adverse effect on the market price of PPD's Common Stock.

Certain Anti-Takeover Provisions; Possible Issuance of Preferred Stock

         PPD's Restated Articles of Incorporation and Bylaws contain certain provisions that may have the effect of deterring a future takeover of PPD. These provisions could limit the price that certain investors might be willing to pay in the future for shares of PPD's Common Stock. In addition, shares of PPD's Preferred Stock may be issued in the future without further shareholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors of PPD may determine. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the market price of PPD Common Stock and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of PPD.


                      ACQUISITION OF BELMONT RESEARCH, INC.

         On February 11, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with the Company, Subsidiary No. 1, Inc., a North Carolina corporation and a wholly-owned subsidiary of the Company ("Subsidiary"), Belmont Research, Inc., a Massachusetts corporation ("Belmont"), and Channing H. Russell, Paul Castleman and Jeremy Pool ("Founding Shareholders"). Pursuant to the Reorganization Agreement, Subsidiary was merged with and into Belmont (the "Merger") on or about February 28, 1997, and each outstanding share of common stock of Belmont was converted automatically into the right to receive shares of the Company's Common Stock and cash in lieu of fractional shares based on the merger exchange ratio set forth in the Reorganization Agreement (the "Exchange Ratio"). As a result, Belmont is a wholly owned subsidiary of the Company. The 502,384 shares of the Company's Common Stock issued in the Merger to holders of outstanding shares of Belmont stock are referred to herein as the "Merger Shares".


                              PLAN OF DISTRIBUTION


         The shares offered hereby consist of 160,000 of the Merger Shares
(the "Shares"). The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors-in-interest. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the roles of such exchanges; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in the resales. The Selling Shareholders will pay any applicable transfer taxes and brokerage commissions or discounts, if any, with respect to the sale of Shares in amounts customary for the type of transaction effected.

         In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The Selling Shareholders may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged Shares pursuant to this prospectus.


         Each Selling Shareholder has advised the Company that during such time as such Selling Shareholder may attempt to sell Shares registered hereunder, such person will: (i) not engage in any stabilization activity in connection with any of the Company's securities; (ii) cause to be furnished to each person to whom Shares included herein may be offered, and/or to each broker-dealer, if any, through whom Shares are offered, such copies of this Prospectus, as supplemented or amended, as may be required by such person; and (iii) not bid for or purchase any of the Company's securities (or any rights to acquire the Company's securities), or attempt to induce any person to purchase any of the Company's securities (or rights to acquire the Company's securities) other than as permitted under the Exchange Act.


         The Selling Shareholders, and any broker-dealers, agents or other persons who participate in the sale of Shares, may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on resale of Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

         All costs, expenses and fees (other than transfer taxes and brokerage commissions or discounts) in connection with the registration of the Shares will be borne by the Company. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify certain persons, including underwriters, against certain liabilities in connection with the offering of the Shares, including certain liabilities arising under the Securities Act.


         The Company has agreed to maintain the effectiveness of this Registration Statement until 60 days after the later of (i) the date on which the Registration Statement is first declared effective by the Commission, or
(ii) the date the Selling Shareholders may sell Merger Shares without violating applicable securities laws and regulations and without violating accounting principles which permit the Company to account for the Merger as a "pooling of interests". No sales may be made pursuant to this Prospectus after such date unless the Company amends or supplements this Prospectus to indicate that it has agreed to extend such period of effectiveness.

                             SELLING SHAREHOLDERS

         The following table sets forth certain information, as of March 31, 1997, with respect to the Selling Shareholders and the number of shares of Company Common Stock held by such persons:


                                                Prior to Offering                                   After Offering
                                         ---------------------------                         ---------------------------
                                                                        Shares Offered
Name of Selling Shareholder(1)           Shares Held      Percentage         Hereby          Shares Held      Percentage
------------------------------           -----------      ----------        --------         -----------      ----------
Channing H. Russell
315 Common Street
Belmont, Massachusetts 02178               263,323            1.2%           83,863            179,460            *

Paul Castleman
557 Union Street
San Francisco, California 94133            131,661            *              41,932             89,729            *

Jeremy Pool
14 Bowdoin Street
Cambridge, Massachusetts 02138             107,400            *              34,205             73,195            *
                                                                            -------
                  TOTAL                                                     160,000


------------------------------

(1) None of the Selling Shareholders has had any position, office or other material relationship with PPD or any of its predecessors or affiliates within the past three years, except that all Selling Shareholders are former stockholders of Belmont. Messrs. Russell and Pool are employees of, and Mr. Castleman is a consultant to, Belmont.


*        Less than one percent.





                                LEGAL MATTERS

         The validity of the Shares offered hereby has been passed upon for the Company by Wyrick Robbins Yates & Ponton L.L.P., Raleigh, North Carolina.

                         PPD PHARMACEUTICAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All expenses of registration of the Shares will be borne by the Company. All of the amounts shown are estimates except the registration fee.


                   Item                                    Amount to be Paid
                   ----                                    -----------------

         Registration fee                                     $    933.33
         Legal fees and expenses                                15,000.00
         Accounting fees and expenses                           10,000.00
         Miscellaneous                                           1,566.67
                                                              -----------
                  TOTAL                                       $ 27,500.00
                                                              ===========



Item 15. Indemnification of Directors and Officers


         The Company's Articles of Incorporation eliminate, to the fullest extent permitted by the North Carolina Business Corporation Act (the "Business Corporation Act"), the personal liability of each director to the Company or it shareholders for monetary damages for breach of duty as a director. This provision in the Articles of Incorporation does not change a director's duty of care, but it eliminates monetary liability for certain violations of that duty, including violations based on grossly negligent business decisions that may include decisions relating to attempts to change control of the Company. The provision does not affect the availability of equitable remedies for a breach of the duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty; in certain circumstances, however, equitable remedies may not be available as a practical matter. Under the Business Corporation Act, the limitation of liability provision is ineffective against liabilities for (i) acts or omissions that the director knew or believed at the time of the breach to be clearly in conflict with the best interests of the Company, (ii) unlawful distribution described in Business Corporation Act
Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective. The provision also in no way affects a director's liability under the federal securities laws.

         Also, to the fullest extent permitted by the Business Corporation Act, the Company's Bylaws provide, in addition to the indemnification of directors and officers otherwise provided by the Business Corporation Act, for indemnification of the Company's current or former directors, officers and employees against any all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors, officers and employees, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director, officer or employee to be clearly in conflict with the best interests of the Company.

         The Company intends to obtain officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 16. Exhibits


 4.1* Registration Rights Agreement dated March 1, 1997, among the Registrant and each former stockholder of Belmont Research, Inc. offering shares for sale pursuant to this Registration Statement.

 5.1*    Opinion of Wyrick Robbins Yates & Ponton L.L.P.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Arthur Andersen LLP

23.3*    Consent of Counsel (included in Exhibit 5.1).

25.1*    Power of Attorney (see page II-4).

--------------
* Previously filed.




Item 17. Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 12th day of June 1997.



                                 PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.




                                 By: /s/ Fredric N. Eshelman*
                                     ----------------------------------
                                         Fredric N. Eshelman,
                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                             Title                         Date
               ---------                             -----                         ----


     /s/ Fredric N. Eshelman*             Chief Executive Officer and         June 12, 1997
---------------------------------------   Director (Principal Executive
         Fredric N. Eshelman,             Officer)
               Pharm.D.



        /s/ Rudy C. Howard                Chief Financial Officer, Vice       June 12, 1997
---------------------------------------   President Finance, Secretary
            Rudy C. Howard                and Treasurer (Principal
                                          Financial Officer)



         /s/ Linda Baddour*               Director of Finance (Principal      June 12, 1997
---------------------------------------   Accounting Officer)
             Linda Baddour



      /s/ Ernest Mario, Ph.D.*            Chairman of the Board of            June 12, 1997
---------------------------------------   Directors
          Ernest Mario, Ph.D.



    /s/ Stuart Bondurant, M.D.*           Director                            June 12, 1997
---------------------------------------
        Stuart Bondurant, M.D.



        /s/ Kirby L. Cramer*              Director                            June 12, 1997
---------------------------------------
            Kirby L. Cramer


        /s/ Thomas D'Alonzo*              Director                            June 12, 1997
---------------------------------------
            Thomas D'Alonzo



                                          Director                            June __, 1997
---------------------------------------
            Frederick Frank



         /s/ Frank E. Loy*                Director                            June 12, 1997
---------------------------------------
             Frank E. Loy



     /s/ John A. McNeill, Jr.*            Director                            June 12, 1997
---------------------------------------
         John A. McNeill, Jr.



*By: /s/ Rudy C. Howard                                                       June 12, 1997
     ---------------------------------
     Rudy C. Howard,
     Attorney-in-fact